CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-80567, 333-58032, 333-106843, 333-133765, 333-172810, 333-172811, 333-178527, 333-179942, 333-210127, 333-219991, and 333-223858 on Form S-8 and Registration Statement Nos. 333-177965 and 333-215182 on Form S-3 of our report dated December 13, 2018, relating to the financial statements of Mitek Systems, Inc. and the effectiveness of Mitek Systems, Inc.’s internal control over financial reporting, as of September 30, 2018, included in this Annual Report on Form 10-K for the year ended September 30, 2018.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
December 13, 2018